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                                                                      EXHIBIT 21

                                 VF CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

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Following is a listing of the significant subsidiaries of the Corporation, at
January 1, 2005:

                 Name                        Jurisdiction of Organization
--------------------------------------       ----------------------------
Bulwark Protective Apparel, Ltd.               Canada
Greensport Monte Bianco S.p.A.                 Italy
GS Holding Srl                                 Italy
JanSport Apparel Corp.                         Delaware
JanSport, Inc.                                 Delaware
Kipling Nederland BV                           Netherlands
Kipling (UK) Ltd.                              United Kingdom
Lee Bell, Inc.                                 Delaware
Les Dessous Boutique Diffusion S.A.            France
Nautica Apparel, Inc.                          Delaware
Nautica Enterprises, Inc.                      Delaware
Nautica Furnishings, Inc.                      Delaware
Nautica International, Inc.                    Delaware
Nautica Jeans Company                          Delaware
Nautica Retail USA, Inc.                       Delaware
Ring Company                                   Delaware
The H. D. Lee Company, Inc.                    Delaware
The North Face Apparel Corp.                   Delaware
The North Face, Inc.                           Delaware
The North Face (Europe) Limited                United Kingdom
VF Asia Ltd.                                   Hong Kong
VF Chile S.A.                                  Chile
VF Diffusion S.a r.l.                          France
VF de Argentina S.A.                           Argentina
VF do Brasil Ltda.                             Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.       Turkey
VF Europe B.V.B.A.                             Belgium
VF Outlet, Inc.                                Delaware
VF Germany Textil-Handels GmbH                 Germany
VF Imagewear, Inc.                             Delaware
VF International Sagl                          Switzerland
VF Intimates, LP                               Delaware
VF Investments S.a r.l.                        Luxembourg
VF Italia, S.r.l.                              Italy
VF (J) France, S.A.                            France
VF Jeanswear de Mexico S.A. de C.V.            Mexico
VF Jeanswear Limited Partnership               Delaware
VF Lingerie (France) S.A.                      France
VF Luxembourg S.a r.l.                         Luxembourg
VF Northern Europe Ltd.                        United Kingdom
VF Outdoor, Inc.                               Delaware
VF Outdoor (Canada), Inc.                      Canada
VF Polska Sp. zo.o.                            Poland
VF Scandinavia A/S                             Denmark
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
VFI Credit Corp.                               Delaware
VFJ Credit Corp.                               Delaware
Vanity Fair, Inc.                              Delaware
Vans, Inc.                                     Delaware
Vans Europe B.V.                               Netherlands
Vans Madeira, S.L.                             Portugal
Vives Vidal Vivesa, S.A.                       Spain
Wrangler Apparel Corp.                         Delaware
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Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. All listed subsidiaries are 100% owned.